INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
 Bond Portfolio:


We consent to the use of our  report  incorporated  by  reference  herein  dated
February 22, 2002 on the financial statements of the Bond Portfolio as of December 31, 2001 and for the periods indicated therein and to the reference to our firm under the heading "Independent Auditors" in Part B of the Registration Statement.


                                                  KPMG LLP

Columbus, Ohio
April 29, 2002